Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Lightwave Logic, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	(1)	(1)	$100,000,000	0.0001476	$14,760 (2)

Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$100,000,000	-	$14,760 (2)
	Total Fees Previously Paid							-
	Total Fee Offsets							$4,285.47(3)
	Net Fee Due							$10,474.53

(1)

Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate aggregate initial offering price or number of shares of Common Stock is being registered as may be issued at indeterminate prices from time to time with an aggregate initial offering price not to exceed $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold securities of the Registrant, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lightwave Logic, Inc.	S-3	333-257670 (1)	July 2, 2021	-	$4,285.47	Equity	Common Stock, $0.001 par value per share	(1)	$39,280,182	-
Fees Offset Sources	Lightwave Logic, Inc.	S-3	333-257670 (1)	-	July 2, 2021	-	-	-	-	-	$10,910

(1)       The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") on July 2, 2021 (File No. 333-257670) (the "Prior Registration Statement"), which was declared effective on July 9, 2021, which registered an aggregate of $100,000,000 of an indeterminate amount of Common Stock to be offered by the Registrant from time to time. In connection with the Prior Registration Statement, the Registrant paid a filing fee of $10,910. A minimum of $39,280,182 of securities registered on the Prior Registration Statement remain unsold, leaving $4,285.47 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $4,285.47 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, only $10,474.53 in additional registration fees is due to be paid at this time. The Prior Registration Statement that included the unsold securities associated with the claimed offset under the Prior Registration Statement expired on or about July 9, 2024.